Document Security Systems, Inc. Announces 2013 Second Quarter Financial Results

Will Hold Earnings Conference Call on August 13, 2013 at 4:30 pm ET

ROCHESTER, NY--August 13, 2013 — Document Security Systems, Inc. (NYSE MKT: DSS), which merged with Lexington Technology Group, Inc. (“LTG”) on July 1, 2013 and is a leading developer of anti-counterfeiting, anti-fraud and authentication technologies for governments, corporations and financial institutions, today announced its 2013 second quarter financial results.

Highlights for 2Q13:

•	Revenue of $4.3 million increased 17% year over year
•	29% year-over-year growth in packaging, plastics and licensing and digital revenue
•	Gross profit of $1.6 million increased 22% year over year

Revenues for the second quarter of 2013 were $4.3 million, a 17% increase over the second quarter of 2012. During the quarter, the Company experienced strong revenue growth for its packaging and plastics products, which were partially offset by a decline in the Company’s printing revenues.

Gross profit for the second quarter of 2013 was $1.6 million, a 22% increase over the second quarter of 2012. The growth was driven by gross profits for packaging and printing with improvements in sales mix and reductions in production costs as the driving factors for both divisions.

Operating expenses increased 53% in the second quarter of 2013 compared to the second quarter of 2012 primarily due to a 222% increase in professional fees, including legal, accounting and filing fees, and $723,000 of stock based compensation costs associated with the Company’s merger with LTG which closed on July 1, 2013. Absent merger related costs, operating expenses would have remained relatively flat compared to the second quarter of 2012.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees and stock based compensation incurred for the Company’s merger with LTG) for the second quarter of 2013 was a loss of $171,000, a 65% improvement over the adjusted EBITDA loss of $493,000 for the second quarter of 2012.

The Company recorded a net loss for the second quarter of 2013 of $1,925,000, or a net loss of $0.09 per share compared to a net loss of $995,000 or $0.05 per share in the second quarter of 2012. Absent merger related costs, net loss would have been approximately $723,000 a 27% improvement over the net loss in the second quarter of 2012.

Revenues for the first half of 2013 were $8.1 million, a 7% increase over the first half of 2012, primarily driven by sales increases in the Company’s plastics group and technology. Gross profit for the first half of 2013 reached $3.1 million, a 19% increase over the first half of 2012.

Operating expenses increased 40% in the first half of 2013 compared to the first half of 2012 primarily due to a 171% increase in professional fees, including legal, accounting and filing fees, and $723,000 of stock based compensation costs associated with the Company’s merger with LTG. Absent merger related costs, operating expenses would have reflected a 9% increase during the first half of 2013 compared the total operating expenses for the first half of 2012.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees and stock based compensation incurred for the Company’s merger with LTG) for the first half of 2013 was a loss of $570,000, a 43% improvement over the adjusted EBITDA loss of $973,000 for the first half of 2013.

The Company recorded a net loss for the first half of 2013 of $3.1 million, or a net loss of $0.14 per share compared to a loss of $2.1 million or $0.10 per share in the first half of 2012. Absent merger related costs, net loss for the first half of 2013 would have been approximately $1.7 million, a 16% improvement over the net loss in the first half of 2012.

The Company’s balance sheet as of June 30, 2013 does not reflect the cash balance in excess of the $6.25 million held by LTG on the Merger date of July 1, 2013. The Company expects to report post-Merger pro-forma financial statements on Form 8-K for the combined Company as of and for the six months ended June 30, 2013 no later than September 13, 2013.

“I am very pleased with the progress of the legacy DSS operating groups during the second quarter. Despite the decline in printing revenue, our efforts to reduce costs resulted in a 22% year-over-year increase in gross profit for the printing group” said Robert Bzdick, President of Document Security Systems. “The strong performance of the packaging, plastics, and licensing and digital groups helped drive business-wide improvements in revenue and gross profit. As I transition to the role of President of DSS, I am confident that we will be able to maintain these positive trends.”

“With the closing of the Merger on July 1, we are excited to have begun a new era at DSS” said Jeff Ronaldi, CEO of Document Security Systems. “In the newly created DSS Technology Management group, we have several exciting IP milestones, including the tentatively scheduled Virtual Agility Markman hearing in April 2014, and investment opportunities on the horizon. Combined with the positive operational trends that Bob and our DSS management team have underway, I believe that the overall future looks very bright.”

CONFERENCE CALL AND WEBCAST DETAILS:

Time: 4:30 p.m. ET
Date: Tuesday, August 13, 2013
Investor Dial In (Toll Free): 877-407-9205
Investor Dial In (International): 201-689-8054

Live Webcast URL: http://www.investorcalendar.com/IC/CEPage.asp?ID=171430

A replay of the teleconference will be available until August 28, 2013 which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally. Please enter conference ID # 418897 to access the replay.

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About DSS (Document Security Systems, Inc.)

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem.

DSS continually invests in technology to meet the ever-changing security needs of its clients and implements these patented solutions through the Company’s operating groups: DSS Plastics Group, DSS Secure Printing Group, DSS Packaging Group and DSS Digital Group.

DSS Technology Management, which includes all of the assets and operations of Lexington Technology Group, is the licensing and intellectual property management unit of DSS. Effective July 1, 2013, Lexington Technology Group, Inc. (“LTG”) became a wholly-owned subsidiary of Document Security Systems, Inc. (“DSS” or “Company”). Effective on August 2, 2013, LTG changed its name to DSS Technology Management, Inc. DSS Technology Management provides strategy for DSS’s IP portfolio, as well as legal expertise and investment capital for pioneering inventions.

Through these divisions, DSS provides counterfeit deterrence and authentication technology coupled with licensing and IP monetization solutions. When implemented, DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications and brand packaging.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com .

Follow DSS on Facebook, click HERE.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes”, “anticipates”, “expects”, “plans”, “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Securities and Exchange Commission on August 13, 2013. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

FINANCIAL TABLES FOLLOW

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	% change	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012	% change
Revenue
Printing	$672,000	$852,000	-21%	$1,571,000	$1,522,000	3%
Packaging	2,173,000	1,574,000	38%	3,725,000	3,670,000	1%
Plastic IDs and cards	977,000	799,000	22%	1,805,000	1,479,000	22%
Licensing and digital solutions	458,000	434,000	6%	949,000	831,000	14%
Total Revenue	$4,280,000	$3,659,000	17%	$8,050,000	$7,502,000	7%

Costs of revenue
Printing	$385,000	$632,000	-39%	$919,000	$1,139,000	-19%
Packaging	1,596,000	1,201,000	33%	2,786,000	2,831,000	-2%
Plastic IDs and cards	599,000	430,000	39%	1,108,000	830,000	33%
Licensing and digital solutions	73,000	62,000	18%	155,000	117,000	32%
Total cost of revenue	2,653,000	2,325,000	14%	4,968,000	4,917,000	1%

Gross profit
Printing	287,000	220,000	30%	652,000	383,000	70%
Packaging	577,000	373,000	55%	939,000	839,000	12%
Plastic IDs and cards	378,000	369,000	2%	697,000	649,000	7%
Licensing and digital solutions	385,000	372,000	3%	794,000	714,000	11%
Total gross profit	$1,627,000	$1,334,000	22%	$3,082,000	$2,585,000	19%

Gross profit percentage	38%	36%	4%	38%	34%	10%

Operating Expenses
Sales, general and administrative compensation	$1,221,000	$1,046,000	17%	$2,356,000	$2,111,000	12%
Professional Fees	602,000	187,000	222%	1,016,000	375,000	171%
Sales and marketing	126,000	83,000	52%	208,000	165,000	26%
Rent and utilities	154,000	147,000	5%	311,000	298,000	4%
Other	224,000	311,000	-28%	446,000	492,000	-9%
	2,327,000	1,774,000	31%	4,337,000	3,441,000	26%

Other Operating Expenses
Non-production depreciation and amortization	33,000	32,000	3%	67,000	64,000	5%
Research and development, including research and development costs paid by equity instruments	62,000	223,000	-72%	121,000	371,000	-67%
Stock based compensation	948,000	154,000	516%	1,289,000	253,000	409%
Amortization of intangibles	84,000	76,000	11%	168,000	152,000	11%
	1,127,000	485,000	132%	1,645,000	840,000	96%
Total Operating Expenses	$3,454,000	$2,259,000	53%	$5,982,000	$4,281,000	40%

Operating loss	(1,827,000)	(925,000)	98%	(2,900,000)	(1,696,000)	71%

Other expense:
Change in fair value of derivative liability	$-	$-	-	#REF!		-100%
Interest expense	(50,000)	(55,000)	-9%	(94,000)	(126,000)	-25%
Amortizaton of note discount and loss on debt extinguishment	(43,000)	(11,000)	291%	(54,000)	(238,000)	-77%

Other expense, net	$(93,000)	$(66,000)	41%	$(148,000)	$(364,000)	-59%

Loss before income taxes	(1,920,000)	(991,000)	94%	(3,048,000)	(2,060,000)	48%

Income tax expense, net	5,000	5,000	0%	9,000	9,000	0%
Net loss	$(1,925,000)	$(995,000)	93%	$(3,057,000)	$(2,069,000)	48%

Net loss per share, basic and diluted	$(0.09)	$(0.05)	80%	$(0.14)	$(0.10)	40%

Weighted average common shares outstanding, basic and diluted	21,710,034	20,711,026	5%	21,711,503	20,391,926	6%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Consolidated Balance Sheets

As of

	June 30, 2013	December 31, 2012
ASSETS	(unaudited)
Current assets:
Cash	$559,286	$1,887,163
Accounts receivable, net of allowance
of $60,000 ($60,000- 2012)	2,117,681	2,123,019
Inventory	815,219	817,685
Prepaid expenses and other current assets	325,152	290,402
Total current assets	3,817,338	5,118,269

Property, plant and equipment, net	4,217,482	3,723,908
Other assets	222,605	232,815
Goodwill	3,322,799	3,322,799
Other intangible assets, net	1,736,931	1,852,677
Total assets	$13,317,155	$14,250,468

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,389,469	$1,417,460
Accrued expenses and other current liabilities	1,473,450	1,223,244
Revolving lines of credit	69,993	238,240
Short-term debt, net of unamortized discount of $64,000	786,320	-
Current portion of long-term debt, net of unamortized discount of $0 ($44,000-2012)	333,744	864,514
Total current liabilities	4,052,976	3,743,458

Long-term debt	2,012,869	1,527,906
Interest rate swap hedging liabilities	51,775	127,883
Deferred tax liability	137,149	127,675

Commitments and contingencies (see Note 6)

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 21,753,007 shares issued and outstanding
(21,705,969 in 2012)	435,060	434,118
Additional paid-in capital	57,191,771	55,872,917
Accumulated other comprehensive loss	(51,775)	(127,883)
Accumulated deficit	(50,512,670)	(47,455,606)
Total stockholders' equity	7,062,386	8,723,546
Total liabilities and stockholders' equity	$13,317,155	$14,250,468

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Six Months Ended June 30,

(unaudited)

	2013	2012
Cash flows from operating activities:
Net loss	$(3,057,064)	$(2,068,731)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	454,129	390,884
Stock based compensation	1,288,689	331,526
Amortization of note discount	27,570	237,700
Loss on extinquishment of debt	26,252	-
Change in deferred tax provision	9,474	9,474
(Increase) decrease in assets:
Accounts receivable	5,338	(52,173)
Inventory	2,466	31,171
Prepaid expenses and other assets	(69,859)	(73,469)
Increase (decrease) in liabilities:
Accounts payable	124,863	(64,066)
Accrued expenses and other liabilities	250,206	(171,286)
Net cash used by operating activities	(937,936)	(1,428,970)

Cash flows from investing activities:
Purchase of property, plant and equipment	(82,312)	(105,782)
Purchase of other intangible assets	(52,506)	(106,775)
Net cash used by investing activities	(134,818)	(212,557)

Cash flows from financing activities:
Net (payments) borrowings on revolving lines of credit	(168,247)	4,158
Payment of short-term loan from related party	-	(150,000)
Payments of long-term debt	(166,876)	(185,835)
Payments of capital lease obligations	-	(55,228)
Issuance of common stock, net of issuance costs	80,000	2,828,669
Net cash (used) provided by financing activities	(255,123)	2,441,764

Net (decrease) increase in cash	(1,327,877)	800,237
Cash beginning of period	1,887,163	717,679
Cash end of period	$559,286	$1,517,916

Adjusted EBITDA: Non-GAAP Financial Performance Measure

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net loss interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as gain on the change in fair value of derivative liability and costs related to the Company’s potential merger with Lexington Technology Group. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of Net Loss to Adjusted EBITDA loss:

	Three Months Ended June 30			Six Months Ended June 30
	2013	2012	% change	2013	2012	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(1,925,000)	$(995,000)	93%	$(3,057,000)	$(2,069,000)	48%
Add back:
Depreciation & Amortization	229,000	198,000	16%	454,000	391,000	16%
Stock based compensation	948,000	233,000	307%	1,289,000	332,000	288%
Interest expense	50,000	55,000	-9%	94,000	126,000	-25%
Amortization of note discount and loss on debt extinquishment	43,000	11,000	291%	54,000	238,000	-77%
Income Taxes	5,000	5,000	0%	9,000	9,000	0%
Professional fees and other costs incurred in conjunction with the proposed Merger with Lexington Technology Group	479,000	-	100%	587,000	-	100%

Adjusted EBITDA	(171,000)	(493,000)	-65%	(570,000)	(973,000)	-41%